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                              EXHIBIT NO. 21


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                                        SUBSIDIARIES
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                                                                    STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                                                        OF INCORPORATION
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
Banking subsidiaries:

  Chemical Bank & Trust Company                                                Michigan
  Chemical Bank Michigan                                                       Michigan
  Chemical Bank South                                                          Michigan
  Chemical Bank Thumb Area                                                     Michigan
  Chemical Bank West                                                           Michigan
  Chemical Bank Montcalm                                                       Michigan
  Chemical Bank North                                                          Michigan
  Chemical Bank Bay Area                                                       Michigan
  Chemical Bank Central                                                        Michigan
  Chemical Bank Key State                                                      Michigan


Non-banking subsidiaries:

  CFC Data Corp                                                                Michigan
  CFC Financial Services, Inc. (subsidiary of Chemical Bank & Trust Company)
      - also operates under d/b/a Arbury & Stephenson, Inc                     Michigan
  CFC Title Services, Inc. (subsidiary of Chemical Bank and Trust Company)     Michigan
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